SECURITIES AND EXCHANGE COMMISSION

                Washington, D.C.  20549

                       FORM 8-K

                    CURRENT REPORT



         Pursuant to Section 13 or 15(d) of the
            Securities Exchange Act of 1934

        Date of Report (Date of earliest event
              reported):  March 1, 2001



                  KOHL'S CORPORATION

(Exact name of registrant as specified in its charter)


     Wisconsin            1-11084           39-1630919
  (State or other       (Commission        (IRS Employer
  jurisdiction of       File Number)       Identification
   incorporation)                               No.)


       N56 W17000 Ridgewood Drive
       Menomonee Falls, WI                      53051
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code:  (262) 703-7000

Item 5.  Other Events

     The Company today announced that it is planning to issue in a private placement $300 million principal amount of 6.30% unsecured Notes due 2011. The proceeds will be used for general corporate purposes, including continued store growth. The sale is expected to be completed on March 8, 2001, subject to customary conditions.

     The Notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements.

                      SIGNATURES

     Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  March 1, 2001           KOHL'S CORPORATION



                                   By:  /s/ Arlene Meier
                                      ------------------------------
                                        Arlene Meier
                                        Chief Operating Officer